UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – December 7, 2015

CODORUS VALLEY BANCORP, INC.

 (Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Number)
of incorporation)

105 Leader Heights Road
P.O. Box 2887
York, Pennsylvania	17405-2887
(Address of principal executive offices)	(Zip code)

717-747-1519
(Registrant’s telephone number including area code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 8.01.	Other Events.

Unless this Current Report on Form 8-K indicates otherwise or the context otherwise requires, references to “we,” “us,” “our,” “Codorus Valley Bancorp, Inc.,” “Codorus Valley” or the “Company” refer to Codorus Valley Bancorp, Inc. and its direct and indirect owned subsidiaries, and references to “PeoplesBank” or the “Bank” refer to PeoplesBank, a Codorus Valley Company.

Commencement of Public Offering of Common Stock

On December 7, 2015, Codorus Valley Bancorp, Inc. announced that it has commenced an underwritten public offering of approximately $30.0 million of its common stock (the “Offering”). The shares will be issued pursuant to a prospectus supplement and prospectus filed as part of an effective shelf registration statement filed with the Securities and Exchange Commission (the “Commission”) on Form S-3 (File No. 333-192474). The Company intends to grant underwriters a 30-day option to purchase up to an additional 15% of the shares sold in the offering. The Company issued a press release announcing the offering, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Business Strategy and Recent Developments

In the preliminary prospectus supplement filed with the Commission on December 7, 2015 in connection with the Offering (the “Preliminary Prospectus Supplement”), the Company included the following information regarding its Business Strategy and Recent Developments.

Business Strategy

Our goal is to remain one of the most highly regarded financial institutions in the markets we serve. We intend to accomplish this goal by combining our extensive suite of financial products and services with the personal attention, service and responsiveness that has been the foundation of our client relationships throughout our history. When combined with a disciplined approach to growth, risk management and operating expenses, we believe that this strategy will result in enhanced profitability. We seek to maintain our position as market leader in our key York County market, while enhancing our market position throughout the five county markets that we serve. Management is focused on diversification of revenue sources, increased market penetration in growing geographic areas through organic growth, acquisitive growth and best-in-class customer service.

Commercial Banking. Commercial banking comprises the core of our business model, with our focus on small to middle market businesses and institutions within our retail footprint. We have and will continue to develop and enhance community partnerships in an effort to expand our commercial partnerships. We believe that our industry knowledge helps to distinguish us from our competitors. We offer a wide range of lending products including commercial real estate, permanent working capital, short term working capital, machinery or equipment financing, agribusiness and other commercial purpose loans as required by the broad range of borrowers across the Bank’s various markets.

Retail Banking. Beginning in 2008, an initiative to expand our retail banking capabilities was instituted, as we believed that market disruption resulting from the financial crisis and associated bank merger activity had presented a growth opportunity for our Company. We have hired several financial services office managers from other financial institutions, undertaken the necessary capital investments to expand our franchise footprint and have instilled a culture we entitle BRAVO! (Building Relationships and Value as One). Over the last five years, our Mortgage Banking Division has generated over $45 million in closed loans each year. We sell the majority of the residential mortgage loans that we originate in the secondary market.

Credit Quality. We view sound credit practices and stringent underwriting standards as an integral component of our continued success. We periodically review and enhance our processes and controls, and we clearly delineate independence between sales and credit. Our credit approval process is structured in a manner such that all major decisions regarding loans need to be approved by a committee comprised of senior management and/or by the full board of directors.

Credit policy oversight is provided by our Enterprise Risk Management Committee, comprised of three directors and several senior officers. Additionally, a loan review officer rates all new commercial loans greater than $500,000, and 25% of all loans below $500,000 are also rated, with Audit Committee review of all ratings.

Enhancement of Fee Income. In addition to generating fee income through our banking operations, we offer trust and advisory services through PeoplesBank. Combined trust and brokerage assets under management now total almost $500 million. We periodically adjust the fee structure of these services to more accurately reflect current market pricing.

Organic and Acquisitive Growth. We view the current market environment as being full of opportunity for those institutions with a strong balance sheet and management. We believe that we are well-positioned to take advantage of competitor weakness and disruption within our markets. We have been successful in attracting talented professionals and continue to cultivate opportunities to further enhance our team.

Additionally, we have and will continue to be opportunistic in garnering customer relationships from those not satisfied with their current financial services provider. We have identified numerous market areas that we believe could present significant business opportunities and will seek to expand our retail network into those communities. We will also explore and evaluate acquisition opportunities of depository institutions both within our footprint and contiguous to the areas that we serve.

BRAVO! Client Service. Our business strategy is supported by delivery of “best-in-class” customer service. Our professionals are intimately involved in the communities they serve and understand the fluid needs of our client base. We view this as a distinguishing factor of our business model and critical to our continued expansion and success. Members of senior management are significantly involved in client and community interaction and business development, and play an integral role in promoting our brand and capabilities.

Recent Developments

Acquisition of Madison Bancorp, Inc.

On January 16, 2015, we completed our acquisition of Madison, a Maryland corporation, and as part of the transaction, Madison’s wholly-owned banking subsidiary, Madison Square Federal Savings Bank, or MSFSB, was merged with and into PeoplesBank, with PeoplesBank being the surviving bank. As of November 30, 2015, the acquisition was accretive to earnings.

Expiration of Rights Agreement

On October 13, 2015, our Board of Directors determined not to renew the Rights Agreement between the Company and Wells Fargo Bank, N.A., as Rights Agent, pursuant to which the Company declared a dividend distribution of one Right (as defined in the Rights Agreement) for each outstanding share of common stock of the Company. As a result, the Rights Agreement and the Rights previously issued thereunder expired at the close of business on November 4, 2015, and are no longer outstanding.

Private Placement of Common Stock and Registration Rights Agreement

On March 26, 2014, the Company completed a private placement of 650,000 shares of its common stock pursuant to the terms of a Securities Purchase Agreement, or the Purchase Agreement, dated March 26, 2014, by and among the Company and seven accredited investors. Pursuant to the terms of the Purchase Agreement, the accredited investors also entered into a Registration Rights Agreement with the Company, under which the Company agreed to file with the SEC a registration statement covering the resale of the common stock issued pursuant to the Purchase Agreement. This registration statement was filed with the SEC on April 25, 2014 and declared effective on May 8, 2014.

The Company raised net proceeds of approximately $12.5 million in the private placement transaction, and used the net proceeds from the private placement, and additional cash, to redeem $13 million of the $25 million in outstanding shares of its Series B preferred stock held by the United States Department of the Treasury.

Risk Factors

In the Preliminary Prospectus Supplement, the Company revised certain risk factors it previously disclosed in its Form 10-K for the year ended December 31, 2014, and added certain new risk factors. The risk factors included in the Preliminary Prospectus Supplement are substantially as follows.

Risks Related to Our Business and Industry

Weakness in the economy may materially adversely affect our business and results of operations.

Our results of operations are materially affected by conditions in the economy generally, which continue to be uncertain and include sluggish economic growth, accompanied by historically low interest rates. Dramatic declines in the housing market following the 2008 financial crisis, with falling home prices and increasing foreclosures and unemployment, resulted in significant write-downs of asset values by financial institutions. While conditions have improved, a return to a recessionary economy could result in financial stress on our borrowers that would adversely affect consumer confidence, a reduction in general business activity and increased market volatility. The resulting economic pressure on consumers and businesses and the lack of confidence in the financial markets could adversely affect our business, financial condition, results of operations and stock price. Our ability to properly assess the creditworthiness of our customers and to estimate the losses inherent in our credit exposure would be made more complex by these difficult market and economic conditions. Accordingly, if market conditions worsen, we may experience increases in foreclosures, delinquencies, write-offs and customer bankruptcies, as well as more restricted access to funds.

 Deterioration in our local and regional economy or real estate market may adversely affect our business.

Substantially all of our business is with customers located within York County and Cumberland County, Pennsylvania and Harford County, Baltimore County, Baltimore City and Carroll County, Maryland. As a result of this geographic concentration, our results depend largely on economic conditions in these and surrounding areas. Deterioration in economic conditions in these markets could:

•	increase loan delinquencies;

•	increase problem assets and foreclosures;

•	increase claims and lawsuits;

•	decrease the demand for our products and services; and

•	decrease the value of collateral for loans, especially real estate, in turn reducing customers’ borrowing power, the value of assets associated with nonperforming loans and collateral coverage.

Generally, we make loans to small and mid-sized businesses whose success depends on the regional economy. These businesses generally have fewer financial resources in terms of capital or borrowing capacity than larger entities. Adverse economic and business conditions in our market area could reduce our growth rate, affect our borrowers’ ability to repay their loans and, consequently, adversely affect our financial condition and performance. For example, we place substantial reliance on real estate as collateral for our loan portfolio. A sharp downturn in real estate values in our market area could leave many of our loans inadequately collateralized. If we are required to liquidate the collateral securing a loan to satisfy the debt during a period of reduced real estate values, our earnings could be adversely affected.

If our allowance for loan and lease losses is not sufficient to cover actual loan and lease losses, our earnings would decrease.

We are exposed to the risk that our borrowers may default on their obligations. To absorb probable, incurred loan and lease losses that we may realize, we recognize an allowance for loan and lease losses based on, among other things, national and regional economic conditions, historical loss experience, and delinquency trends. However, we cannot estimate loan and lease losses with certainty, and we cannot assure you that charge-offs in future periods will not exceed the allowance for loan and lease losses. If charge-offs exceed our allowance, our earnings would decrease. In addition, regulatory agencies, as an integral part of their examination process, review our allowance for loan and lease losses and may require additions to the allowance based on their judgment about information available to them at the time of their examination. Factors that require an increase in our allowance for loan and lease losses, such as a prolonged economic downturn or continued weakening in general economic conditions such as inflation, recession, unemployment or other factors beyond our control, could reduce our earnings.

Our exposure to credit risk, which is heightened by our focus on commercial lending, could adversely affect our earnings and financial condition.

There are certain risks inherent in making loans. These risks include interest rate changes over the time period in which loans may be repaid, risks resulting from changes in the economy, risks inherent in dealing with borrowers and, in the case of a loan backed by collateral, risks resulting from uncertainties about the future value of the collateral.

Commercial loans, including commercial real estate, are generally viewed as having a higher credit risk than residential real estate or consumer loans because they usually involve larger loan balances to a single borrower and are more susceptible to a risk of default during an economic downturn. Our consolidated commercial lending operations include commercial, financial and agricultural lending, real estate construction lending, and commercial mortgage lending. Construction financing typically involves a higher degree of credit risk than commercial mortgage lending. Risk of loss on a construction loan depends largely on the accuracy of the initial estimate of the property’s value at completion of construction compared to the estimated cost (including interest) of construction. If the estimated property value proves to be inaccurate, the loan may be inadequately collateralized.

Because our loan portfolio contains a significant number of commercial real estate, commercial and industrial loans, and construction loans, the deterioration of these loans may cause a significant increase in nonperforming loans. An increase in nonperforming loans could cause an increase in loan charge-offs and a corresponding increase in the provision for loan losses, which could adversely impact our financial condition and results of operations.

We depend primarily on net interest income for our earnings, and changes in interest rates could adversely impact our financial condition and results of operations.

Our ability to make a profit, like that of most financial institutions, substantially depends upon our net interest income, which is the difference between the interest income earned on interest earning assets, such as loans and investment securities, and the interest expense paid on interest-bearing liabilities, such as deposits and borrowings. Changes in interest rates can increase or reduce net interest income and net income.

Different types of assets and liabilities may react differently, and at different times, to changes in market interest rates. When interest-bearing liabilities mature or reprice more quickly than interest-earning assets in a period, an increase in market rates of interest could reduce net interest income. When interest-earning assets mature or reprice more quickly than interest-bearing liabilities, falling interest rates could reduce net interest income. Changes in market interest rates are affected by many factors beyond our control, including inflation, unemployment, money supply, international events, and events in the United States and other financial markets.

We attempt to manage risk from changes in market interest rates, in part, by controlling the mix of interest rate sensitive assets and interest rate sensitive liabilities. However, interest rate risk management techniques are not exact and a rapid increase or decrease in interest rates could adversely affect our financial performance. In the event that one or more of these factors were to result in a decrease in our net interest income, we do not have significant sources of fee income to make up for decreases in net interest income.

We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

The banking industry is heavily regulated, and such regulations are intended primarily for the protection of depositors and the federal deposit insurance fund, not shareholders. As a bank holding company, we are subject to regulation by the Federal Reserve. Our bank subsidiary is also regulated by the Federal Deposit Insurance Corporation, or FDIC, and is subject to regulation by the Pennsylvania Department of Banking and Securities and recently, by regulations promulgated by the CFPB as to consumer financial services and products. These regulations affect lending practices, capital structure, investment practices, dividend policy, and growth. In addition, we have non-bank operating subsidiaries from which we derive income. One of these non-bank subsidiaries, Codorus Valley Financial Advisors, Inc., engages in providing investment management and insurance brokerage services, industries that are also heavily regulated on both a state and federal level. In addition, newly enacted and amended laws, regulations, and regulatory practices affecting the financial service industry may result in higher capital requirements, higher insurance premiums and limit the manner in which we may conduct our business. Such changes may adversely affect us, including our ability to offer new products and services, obtain financing, attract deposits, make loans and leases and achieve satisfactory spreads, and may also result in the imposition of additional costs on us. As a public corporation, we are also subject to the corporate governance standards set forth in the Sarbanes-Oxley Act of 2002, as well as any applicable rules or regulations promulgated by the SEC and The NASDAQ Stock Market, LLC.

Compliance with such current and potential regulation and scrutiny may significantly increase our costs, impede the efficiency of our internal business processes, affect retention of key personnel, require us to increase our regulatory capital, require us to invest significant management attention and resources and limit our ability to pursue business opportunities in an efficient manner.

Additional requirements imposed by the Dodd-Frank Act could increase our costs of operations.

The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, has significantly changed the current bank regulatory structure and affected the lending, deposit, investment, trading and operating activities of financial institutions and their holding companies. The Dodd-Frank Act requires various federal agencies to adopt a broad range of new rules and regulations, and to prepare numerous studies and reports for Congress. The federal agencies are given significant discretion in drafting the implementing rules and regulations, and consequently, some of the details and impact of the Dodd-Frank Act may not yet be known. Our operating and compliance costs have materially increased and it is expected that the legislation and implementing regulations will continue to increase our operating and compliance costs.

The Dodd-Frank Act created the Consumer Financial Protection Bureau, or CFPB, as an independent bureau of the Federal Reserve with broad powers to supervise and enforce consumer protection laws. In addition, the CFPB has rule-making authority for a wide range of consumer protection laws that apply to all banks and savings institutions, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The CFPB’s qualified mortgage rule, or “QM Rule,” became effective on January 10, 2014. The QM Rule is designed to clarify how lenders can manage the potential legal liability under the Dodd-Frank Act, which would hold lenders accountable for insuring a borrower’s ability to repay a mortgage. Loans that meet the definition of “qualified mortgage” will be presumed to have complied with the new ability-to-repay standard. The QM Rule and similar rules could limit the Bank’s ability to make certain types of loans or loans to certain borrowers, or could make it more expensive and time-consuming to make these loans, which could limit the Bank’s growth or profitability.

The Dodd-Frank Act requires publicly traded companies to give stockholders a non-binding vote on executive compensation and so-called “golden parachute” payments. It also provides that the listing standards of the national securities exchanges shall require listed companies to implement and disclose “clawback” policies mandating the recovery of incentive compensation paid to executive officers in connection with accounting restatements. The Dodd-Frank Act also directs the Federal Reserve to promulgate rules prohibiting excessive compensation paid to bank holding company executives. Compliance with these rules will likely increase our overall regulatory compliance costs and may have an adverse effect on our ability to recruit and retain executive officers for the Company and the Bank.

We recently became subject to more stringent capital requirements.

The Dodd-Frank Act required the federal banking agencies to establish minimum leverage and risk-based capital requirements for insured banks and their holding companies. The federal banking agencies issued a joint final rule, or the Final Capital Rule, that implements the Basel III capital standards and establishes the minimum capital levels required under the Dodd-Frank Act. Certain capital requirements mandated by the Final Capital Rule became effective January 1, 2015. The Final Capital Rule establishes a minimum common equity Tier I capital ratio of 6.5% of risk-weighted assets for a “well capitalized” institution and increases the minimum Tier I capital ratio for a “well capitalized” institution from 6.0% to 8.0%. Additionally, the Final Capital Rule requires an institution to maintain a 2.5% common equity Tier I capital conservation buffer over the 6.5% minimum risk-based capital requirement for “adequately capitalized” institutions, or face restrictions on the ability to pay dividends, discretionary bonuses, and engage in share repurchases. For bank holding companies under $15 billion in assets as of December 31, 2009, the Final Capital Rule permanently grandfathers trust preferred securities issued before May 19, 2010, subject to a limit of 25% of Tier I capital. The Final Capital Rule increases the required capital for certain categories of assets, including high-volatility construction real estate loans and certain exposures related to securitizations; however, the Final Capital Rule retains the current capital treatment of residential mortgages. Implementation of these standards, or any other new regulations, may adversely affect our ability to pay dividends, or require us to reduce business levels or raise capital, including in ways that may adversely affect our results of operations or financial condition.

The soundness of other financial services institutions may adversely affect our credit risk.

Our ability to engage in funding transactions could be adversely affected by the actions and failure of other financial institutions. Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships. We have exposure to many different industries and counterparties, and we routinely execute transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, investment banks, mutual funds, and other institutional clients. As a result, defaults by, or even questions or rumors about, one or more financial services institutions, or the financial services industry generally, have led to market-wide liquidity problems and could lead to losses or defaults by us or other institutions. Many of these transactions expose us to operational and credit risk in the event of default of our counterparty or client. In addition, our credit risk may be exacerbated when the collateral held by us cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the loan or derivative exposure due us. Losses related to these credit risks could materially and adversely affect our results of operations or earnings.

We are required to make a number of judgments in applying accounting policies and different estimates and assumptions in the application of these policies could result in a decrease in capital and/or other material changes to our reports of financial condition and results of operations.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses and reserve for unfunded lending commitments, the effectiveness of derivatives and other hedging activities, and the fair value of certain financial instruments (securities, derivatives, and privately held investments), income tax assets or liabilities (including deferred tax assets and any related valuation allowance), and share-based compensation. While we have identified those accounting policies that are considered critical and have procedures in place to facilitate the associated judgments, different assumptions in the application of these policies could result in a decrease to net income and, possibly, capital and may have a material adverse effect on our financial condition and results of operations.

From time to time, the Financial Accounting Standards Board, or FASB, and the SEC change the financial accounting and reporting guidance that governs the preparation of our financial statements. These changes are beyond our control, can be difficult to predict, and could materially impact how we report our financial condition and results of operations. We could be required to apply new or revised guidance retrospectively, which may result in the revision of prior financial statements by material amounts. The implementation of new or revised guidance could result in material adverse effects to our reported capital.

We may elect or need to seek additional capital in the future, but that capital may not be available when needed.

We are required by federal and state regulatory authorities to maintain adequate levels of capital to support our operations. In the future, we may elect or need to raise additional capital. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside our control, and on our financial performance. Accordingly, we cannot assure you of our ability to raise additional capital if needed on acceptable terms. If we cannot raise additional capital when needed, our ability to expand our operations through internal growth or acquisitions could be materially impaired.

Risks associated with system failures, interruptions, or breaches of security could negatively affect our earnings. Information technology systems are critical to our business.

We use various technology systems to manage our customer relationships, general ledger, securities investments, deposits, and loans. We have established policies and procedures to prevent or limit the impact of system failures, interruptions, and security breaches (including privacy breaches and cyber-attacks), but such events may still occur or may not be adequately addressed if they do occur. In addition, any compromise of our systems could deter customers from using our products and services. Although we take protective measures, the security of our computer systems, software, and networks may be vulnerable to breaches, unauthorized access, misuse, computer viruses, or other malicious code and cyber-attacks that could have an impact on information security.

In addition, we outsource a significant amount of our data processing to certain third-party providers. If these third-party providers encounter difficulties, or if we have difficulty communicating with them, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected. While we have selected these third party vendors carefully, we do not control their actions. Any problems caused by these third parties, including as a result of their not providing us their services for any reason or their performing their services poorly, could adversely affect our ability to deliver products and services to our customers or otherwise conduct our business efficiently and effectively. Replacing these third party vendors could also entail significant delay and expense. Threats to information security also exist in the processing of customer information through various other vendors and their personnel.

There have been increasing efforts on the part of third parties, including through cyber-attacks, to breach data security at financial institutions or with respect to financial transactions. There have been several recent instances involving financial services and consumer-based companies reporting the unauthorized disclosure of client or customer information or the destruction or theft of corporate data. In addition, because the techniques used to cause such security breaches change frequently, often are not recognized until launched against a target and may originate from less regulated and remote areas around the world, we may be unable to proactively address these techniques or to implement adequate preventative measures. The ability of our customers to bank remotely, including online and through mobile devices, requires secure transmission of confidential information and increases the risk of data security breaches.

The occurrence of any system failures, interruption, or breach of security could damage our reputation and result in a loss of customers and business thereby subjecting us to additional regulatory scrutiny, or could expose us to litigation and possible financial liability. Any of these events could have a material adverse effect on our financial condition and results of operations.

Our controls and procedures may fail or could be circumvented.

Management regularly reviews and updates our internal controls, disclosure controls and procedures, and corporate governance policies and procedures in order to ensure accurate financial control and reporting. Any system of controls, no matter how well designed and operated, can only provide reasonable, not absolute assurance that the objectives of the system are met. Any failure or circumvention of our controls and/or procedures could have a material adverse effect on our business and results of operation and financial condition.

We may incur fines, penalties and other negative consequences from regulatory violations, possibly even inadvertent or unintentional violations.

We maintain systems and procedures designed to ensure that we comply with applicable laws and regulations. However, some legal/regulatory frameworks provide for the imposition of fines or penalties for noncompliance even though the noncompliance was inadvertent or unintentional and even though there was in place at the time systems and procedures designed to ensure compliance. For example, we are subject to regulations issued by the Office of Foreign Assets Control, or OFAC, that prohibit financial institutions from participating in the transfer of property belonging to the governments of certain foreign countries and designated nationals of those countries. OFAC may impose penalties for inadvertent or unintentional violations even if reasonable processes are in place to prevent the violations. There may be other negative consequences resulting from a finding of noncompliance, including restrictions on certain activities. Such a finding may also damage our reputation as described below and could restrict the ability of institutional investment managers to invest in our securities.

The inability to hire or retain key personnel could adversely affect our business.

Our success is dependent upon our ability to attract and retain highly skilled individuals. We face intense competition from various other financial institutions, as well as from non-bank providers of financial services, such as credit unions, brokerage firms, insurance agencies, consumer finance companies and government organizations, for the attraction and retention of key personnel, specifically those who generate and maintain our customer relationships and serve in other key operation positions in the areas of finance, credit oversight and administration, and wealth management. These competitors may offer greater compensation and benefits, which could result in the loss of potential and/or existing substantial customer relationships and may adversely affect our ability to compete effectively. The unexpected loss of services of one or more of these or other key personnel could have a material adverse impact on our business because of their skills, knowledge of the markets in which we operate, years of industry experience and the difficulty of promptly finding qualified replacement personnel.

Damage to our reputation could significantly harm our business, including our competitive position and business prospects.

We are dependent on our reputation within our market area, as a trusted and responsible financial corporation, for all aspects of our relationships with customers, employees, vendors, third-party service providers, and others, with whom we conduct business or potential future business. Our ability to attract and retain customers and employees could be adversely affected if our reputation is damaged. Our actual or perceived failure to address various issues could give rise to reputational risk that could cause harm to us and our business prospects. These issues also include, but are not limited to, legal and regulatory requirements; properly maintaining customer and employee personal information; record keeping; money-laundering; sales and trading practices; ethical issues; appropriately addressing potential conflicts of interest; and the proper identification of the legal, reputational, credit, liquidity and market risks inherent in our products. Failure to appropriately address any of these issues could also give rise to additional regulatory restrictions and legal risks, which could, among other consequences, increase the size and number of litigation claims and damages asserted or subject us to enforcement actions, fines and penalties and incur related costs and expenses.

We continually encounter technological change, and we may have fewer resources than our competitors to continue to invest in technological improvements, which could reduce our ability to effectively compete.

Our future success depends, in part, on our ability to effectively embrace technology efficiencies to better serve customers and reduce costs. Many of our competitors have substantially greater resources to invest in technological improvements. There can be no assurance that we will be able to effectively implement new technology-driven products and services, which could reduce our ability to effectively compete. Failure to keep pace with technological change could potentially have an adverse effect on our business operations and financial condition.

Competition from other financial institutions in originating loans, attracting deposits and providing various financial services may adversely affect our profitability.

Our banking subsidiary faces substantial competition in originating loans, both commercial and consumer. This competition comes principally from other banks, savings institutions, mortgage banking companies, and other lenders. Many of our competitors enjoy advantages over us, including greater financial resources and higher lending limits, a wider geographic presence, more accessible branch office locations, the ability to offer a wider array of services or more favorable pricing alternatives, as well as lower origination and operating costs. This competition could reduce our net income by decreasing the number and size of loans that our banking subsidiary originates and the interest rates it may charge on these loans.

In attracting business and consumer deposits, our bank subsidiary faces substantial competition from other insured depository institutions such as banks, savings institutions and credit unions, as well as institutions offering uninsured investment alternatives, including money market funds. Many of our competitors enjoy advantages over us, including greater financial resources, more aggressive marketing campaigns and better brand recognition and more branch locations. These competitors may offer higher interest rates than we do, which could decrease the deposits that we attract or require us to increase our rates to retain existing deposits or attract new deposits. Increased deposit competition could adversely affect our ability to generate the funds necessary for lending operations. As a result, we may need to seek other sources of funds that may be more expensive to obtain and could increase our cost of funds.

Our banking and non-banking subsidiaries also compete with non-bank providers of financial services, such as brokerage firms, consumer finance companies, credit unions, insurance companies and governmental organizations which may offer more favorable terms. Some of our non-bank competitors are not subject to the same extensive regulations that govern our banking operations. As a result, such non-bank competitors may have advantages over our banking and non-banking subsidiaries in providing certain products and services. This competition may reduce or limit our margins on banking and non-banking services, reduce our market share, and adversely affect our earnings and financial condition.

We may not be able to successfully maintain and manage our growth.

We continue to execute on our acquisition and organic branching initiatives, which are intended to develop our branch infrastructure in a manner more consistent with the expansion of lending markets and to fill in and grow our branch footprint. As we continue to grow through our acquisitions, branching and other strategic initiatives, we cannot be certain as to our ability to manage increased levels of assets and liabilities. We may be required to make additional investments in equipment and personnel to manage higher asset levels and loans balances, which may adversely impact our efficiency ratio, earnings and shareholder returns.

Difficulties in integrating our acquisition of Madison Bancorp, Inc., or the financial impact and integration of future acquisitions, could adversely affect our business.

The efficient and effective integration of any businesses we acquire into our organization is critical to the financial success of an acquisition transaction. Our completed acquisition of Madison Bancorp, Inc. on January 16, 2015, and any future acquisitions, involve numerous risks including difficulties in integrating the culture, operations, technologies and personnel of the acquired companies, the diversion of management’s attention from other business concerns and the potential loss of customers. Failure to successfully integrate the operations of Madison Bancorp, Inc. could also harm our business, results of operations and cash flows.

Risks Related to Our Common Stock and this Offering

Our management will have broad discretion as to the use of proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of products and cause the price of our common stock to decline.

The market price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

The market price of our common stock on the NASDAQ Global Market constantly changes. We expect that the market price of our common stock will continue to fluctuate and there can be no assurance about the market prices for our common stock.

Stock price volatility may make it difficult for you to resell your common stock when you want and at prices you find attractive. Our stock price may fluctuate significantly as a result of a variety of factors, many of which are beyond our control. In addition to those described in “Cautionary Statement Regarding Forward-Looking Statements,” these factors include, among others:

•	actual or anticipated variations in quarterly results of operations;

•	recommendations by securities analysts;

•	operating and stock price performance of other companies that investors deem comparable to us;

•	any failure to pay dividends on our common stock or a reduction in dividends;

•	continued levels of loan quality and volume origination;

•	the adequacy of loan loss reserves;

•	the willingness of customers to substitute competitors’ products and services for our products and services and vice versa, based on price, quality, relationship or otherwise;

•	interest rate, market and monetary fluctuations;

•	the timely development of competitive new products and services by us and the acceptance of such products and services by customers;

•	changes in consumer spending and saving habits relative to the financial services we provide;

•	relationships with major customers;

•	our ability to continue to grow our business internally and through acquisition and successful integration of new or acquired entities while controlling costs;

•	news reports relating to trends, concerns and other issues in the financial services industry, including the failures of other financial institutions in the current economic downturn;

•	perceptions in the marketplace regarding us and/or our competitors;

•	new technology used, or services offered, by competitors;

•	deposit flows;

•	changes in accounting principles, policies and guidelines;

•	rapidly changing technology;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;

•	failure to integrate acquisitions or realize anticipated benefits from acquisitions;

•	changes in and compliance with laws and government regulations of federal, state and local agencies;

•	geopolitical conditions such as acts or threats of terrorism or military conflicts;

•	quarterly variations in our operating results or the quality of our assets;

•	operating results that vary from the expectations of management, analysts and investors;

•	future sales of our equity or equity-related securities;

•	the credit, mortgage and housing markets, the markets for securities relating to mortgages or housing, and developments with respect to financial institutions generally; and

•	the relatively low trading volume of our common stock.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of operating results as evidenced by the current volatility and disruption of capital and credit markets.

The trading volume of our common stock may not provide adequate liquidity for investors and is less than that of other financial services companies.

Our common stock is listed under the symbol “CVLY” on the NASDAQ Global Market. The average daily trading volume for shares of our common stock is less than larger financial institutions. As a result, sales of our common stock may place significant downward pressure on the market price of our common stock. Furthermore, it may be difficult for holders to resell their shares at prices they find attractive, or at all.

We may issue additional common stock or other equity securities in the future which could dilute the ownership interest of existing shareholders.

In order to maintain our capital at desired or regulatory-required levels or to replace existing capital, we may be required to issue additional shares of common stock, or securities convertible into, exchangeable for or representing rights to acquire shares of common stock. Generally, we are not restricted from issuing such additional shares. We may sell any shares that we issue at prices below the current market price of our common stock, and the sale of these shares may significantly dilute shareholder ownership. We could also issue additional shares in connection with acquisitions of other financial institutions or in connection with our equity compensation plans. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common stock, or both.

Offerings of debt and/or preferred equity securities may adversely affect the market price of our common stock.

We may attempt to increase our capital resources or, if our or our subsidiary bank’s capital ratios fall below the required minimums, we could be forced to raise additional capital by making additional offerings of debt or preferred equity securities, including medium-term notes, trust preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings are likely to receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

Our board of directors is authorized to issue one or more classes or series of preferred stock from time to time without any action on the part of the shareholders. Our board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over our common stock with respect to dividends or upon our dissolution, winding up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

There may be future sales of our common stock, which may materially and adversely affect the market price of our common stock.

Except as described under “Underwriting,” we are not restricted from issuing additional shares of our common stock, including securities that are convertible into or exchangeable or exercisable for shares of our common stock. As of December 4, 2015, there were 6,206,476 shares of our common stock outstanding. Most of these shares are available for resale in the public market without restriction, except for shares held by our affiliates. Generally, our affiliates may sell their shares in compliance with the volume limitations and other requirements imposed by Rule 144 under the Securities Act.

As of December 4, 2015, there were 222,693 shares of our common stock issuable upon conversion, exchange or exercise in respect of outstanding securities, options or warrants, and we had the authority to issue up to approximately 311,759 shares of our common stock under our 2007 Long-Term Incentive Plan; 9,770 shares of our common stock under our 2000 Stock Incentive Plan; 178,556 shares of common stock under our 2007 Employee Stock Purchase Plan; 17,372 shares of common stock issuable under our Employee Stock Bonus Plan; and 92,285 shares of common stock issuable under our Dividend Reinvestment Stock Purchase Plan.

Additionally, the sale of substantial amounts of our common stock or securities convertible into or exchangeable or exercisable for our common stock, whether directly by us in this offering or future offerings or by existing common shareholders in the secondary market, the perception that such sales could occur or the availability for future sale of shares of our common stock or securities convertible into or exchangeable or exercisable for our common stock could, in turn, materially and adversely affect the market price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities.

Our common stock is subordinate to our existing and future indebtedness and preferred stock, and effectively subordinated to all the indebtedness and other non-common equity claims against our subsidiaries.

Shares of our common stock are equity interests in us and do not constitute indebtedness. As such, shares of our common stock rank junior to all of our indebtedness and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our common stock could be subject to the prior dividend and liquidation rights of holders of our preferred stock. Furthermore, our right to participate in a distribution of assets upon any of our subsidiaries’ liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors.

We may attempt to increase our capital resources or, if our or the Bank’s capital ratios fall below the required minimums, we could be forced to raise additional capital by making additional offerings of debt or preferred equity securities, including medium-term notes, trust-preferred securities, senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings are likely to receive distributions of our available assets prior to the holders of our common stock.

We are currently authorized to issue up to 15,000,000 shares of common stock of which 6,206,476 shares were outstanding as of December 4, 2015, and up to 1,000,000 shares of preferred stock, of which 12,000 shares were outstanding as of December 4, 2015. Our board of directors has authority, without action or vote of the shareholders of common stock, to issue all or part of the authorized but unissued shares. Authorized but unissued shares of our common stock or preferred stock could be issued on terms or in circumstances that could dilute the interests of other shareholders.

Our SBLF Preferred Stock impacts net income available to our common stockholders and earnings per common share.

As of December 4, 2015, we had $12 million of our Senior Non-cumulative Perpetual Preferred Stock, Series B, or SBLF Preferred Stock, issued and outstanding. The dividends declared on the SBLF Preferred Stock reduce the net income available to common stockholders and our earnings per common share. The SBLF Preferred Stock will also receive preferential treatment in the event of liquidation, dissolution or winding up of the Company.

The dividend rate on the SBLF Preferred Stock will increase significantly if we do not redeem the SBLF Preferred Stock before February 18, 2016.

The per annum dividend rate on the SBLF Preferred Stock is currently, and will remain, fixed at 1% through the earlier of the redemption of the SBLF Preferred Stock by the Company and February 18, 2016. After February 18, 2016, the dividend rate on any outstanding SBLF Preferred Stock will be fixed at 9.00%. While we intend to redeem the SBLF Preferred Stock prior to February 18, 2016, our ability to complete a redemption of all of our SBLF Preferred Stock would be dependent on a number of factors, including, but not limited to, our capital position and the prior receipt of certain regulatory approvals. No assurance can be given that our capital position would support a redemption prior to February 18, 2016, or that required regulatory approvals would be received. Depending on our financial condition at the time, any increases in the dividend rate payable on the SBLF Preferred Stock could have a material adverse effect on our liquidity.

Regulatory and contractual restrictions may limit or prevent us from paying dividends or repurchasing, or we may choose not to pay dividends on or repurchase, our common stock.

The Company is an entity separate and distinct from its principal subsidiary, PeoplesBank, and we derive substantially all of our revenue in the form of dividends from that subsidiary. Accordingly, we are and will be dependent upon dividends from the Bank to pay the principal of and interest on our indebtedness, to satisfy our other cash needs and to pay dividends on our common and preferred stock. The Bank’s ability to pay dividends is subject to its ability to earn net income and to meet certain regulatory requirements. In the event the Bank is unable to pay dividends to us, we may not be able to pay dividends on our common or preferred stock. Also, our right to participate in a distribution of assets upon a subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors, including those of its depositors.

Under the terms of the SBLF Preferred Stock and the securities purchase agreement between us and the Treasury pursuant to which the SBLF Preferred Stock was issued, our ability to pay dividends on or repurchase our common stock is subject to a limit requiring us generally not to reduce our Tier 1 capital from the level on the SBLF Preferred Stock closing date by more than 10%. In addition, if we fail to pay a dividend on the SBLF Preferred Stock, there are further restrictions on our ability to pay dividends on or repurchase our common stock. As described below in the next risk factor, the terms of our outstanding junior subordinated debt securities prohibit us from paying dividends on or repurchasing our common stock at any time when we have elected to defer the payment of interest on such debt securities or certain events of default under the terms of those debt securities have occurred and are continuing. These restrictions could have a negative effect on the value of our common stock. Moreover, holders of our common stock are entitled to receive dividends only when, as and if declared by our board of directors.

Although we have historically paid cash dividends on our common stock, we are not required to do so and our board of directors could reduce, suspend or eliminate our common stock cash dividend in the future. No determination has been made by our board of directors regarding whether or what amount of dividends will be paid in future quarters. Additionally, there can be no assurance that regulatory approval will be granted by the Federal Reserve Board to pay dividends. Future payment of cash dividends, if any, will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and such other factors as the board may deem relevant and will be subject to applicable federal and state laws that impose restrictions on our and our bank subsidiary’s ability to pay dividends, as well as guidance issued from time to time by regulatory authorities.

Under guidance issued by the Federal Reserve, as a bank holding company we are to consult the Federal Reserve before declaring dividends and are to strongly consider eliminating, deferring, or reducing dividends we pay to our shareholders if (1) our net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends, (2) our prospective rate of earnings retention is not consistent with our capital needs and overall current and prospective financial condition, or (3) we will not meet, or are in danger of not meeting, our minimum regulatory capital adequacy ratios.

If we defer payments of interest on our outstanding junior subordinated debt securities or if certain defaults relating to those debt securities occur, we will be prohibited from declaring or paying dividends or distributions on, and from making liquidation payments with respect to, our common stock.

As of December 4, 2015, we had outstanding approximately $10 million aggregate principal amount of junior subordinated debt securities issued in connection with the sale of trust preferred securities by certain of our subsidiaries that are statutory business trusts. We have also guaranteed those trust preferred securities. There are currently two separate series of these junior subordinated debt securities outstanding, each series having been issued under a separate indenture and with a separate guarantee. Each of these indentures, together with the related guarantee, prohibits us, subject to limited exceptions, from declaring or paying any dividends or distributions on, or redeeming, repurchasing, acquiring or making any liquidation payments with respect to, any of our capital stock (including the SBLF Preferred Stock and our common stock) at any time when (i) there shall have occurred and be continuing an event of default under the indenture or any event, act or condition that with notice or lapse of time or both would constitute an event of default under the indenture; or (ii) we are in default with respect to payment of any obligations under the related guarantee; or (iii) we have deferred payment of interest on the junior subordinated debt securities outstanding under that indenture. In that regard, we are entitled, at our option but subject to certain conditions, to defer payments of interest on the junior subordinated debt securities of each series from time to time for up to five years.

Events of default under each indenture generally consist of our failure to pay interest on the junior subordinated debt securities outstanding under that indenture under certain circumstances, our failure to pay any principal of or premium on such junior subordinated debt securities when due, our failure to comply with certain covenants under the indenture, and certain events of bankruptcy, insolvency or liquidation relating to us or the Bank.

As a result of these provisions, if we were to elect to defer payments of interest on any series of junior subordinated debt securities, or if any of the other events described in clause (i) or (ii) of the first paragraph of this risk factor were to occur, we would be prohibited from declaring or paying any dividends on the SBLF Preferred Stock and our common stock, from redeeming, repurchasing or otherwise acquiring any of the SBLF Preferred Stock or our common stock, and from making any payments to holders of the SBLF Preferred Stock or our common stock in the event of our liquidation, which would likely have a material adverse effect on the market value of our common stock. Moreover, without notice to or consent from the holders of our common stock or the SBLF Preferred Stock, we may issue additional series of junior subordinated debt securities in the future with terms similar to those of our existing junior subordinated debt securities or enter into other financing agreements that limit our ability to purchase or to pay dividends or distributions on our capital stock, including our common stock.

Our common stock is not insured by any governmental entity.

Our common stock is not a deposit account or other obligation of any bank and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund, any other governmental entity or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you may lose some or all of your investment.

Anti-takeover provisions and restrictions on ownership could negatively impact our shareholders.

Provisions of federal and Pennsylvania law and our amended and restated articles of incorporation and bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our shareholders. In addition, the Bank Holding Company Act of 1956, as amended, or the BHCA, requires any bank holding company to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act. Any holder of 25% or more of our outstanding common stock, other than an individual, is subject to regulation as a bank holding company under the BHCA.

Our articles of incorporation and bylaws contain certain provisions that may have the effect of deterring or discouraging an attempt to take control of the Company. Among other things, these provisions:

•	empower our board of directors, without shareholder approval, to issue shares of our preferred stock the terms of which, including voting power, are set by our board;

•	divide our board of directors into three classes serving staggered three year terms;

•	authorize our board of directors to oppose a tender or other offer for the Company’s securities if the board determines that such an offer should be rejected;

•	require the affirmative vote of holders of at least 75% of the outstanding shares of our common stock to approve any merger, consolidation, liquidation or dissolution of the Company, or any sale or other disposition of all or substantially all of the assets of the Company, and require such a supermajority vote to amend this requirement;

•	eliminate cumulative voting in the election of directors; and

•	require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders.

Cautionary Statement Regarding Forward-Looking Statements

Certain of the statements made in this Current Report on Form 8-K and other reports filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or registration statements under the Securities Act of 1933, as amended (the “Securities Act”), are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” and other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	the effects of future economic, business and market conditions, domestic and foreign, including seasonality;

•	the effects of, and changes in, governmental monetary and fiscal policies;

•	legislative and regulatory changes, including changes in banking, insurance, securities and tax laws and regulations and their application by our regulators;

•	changes in accounting policies, rules and practices;

•	the risk of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;

•	the risk of decreases in the value of investment securities we own;

•	the effects of other-than-temporary impairment charges relating to our investment portfolio;

•	failure to realize deferred tax assets;

•	credit risks of borrowers;

•	changes in the availability and cost of credit and capital in the financial markets;

•	changes in the prices, values and sales volumes of residential and commercial real estate;

•	the effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services;

•	the failure of assumptions underlying the establishment of allowances or reserves for possible loan losses and other estimates;

•	regulatory restrictions on our ability to pay dividends;

•	potential undiscovered weaknesses in our internal controls;

•	a potential decline in the value of our Federal Home Loan Bank of Pittsburgh common stock;

•	our inability to realize growth opportunities or to manage our growth;

•	inability to achieve merger-related synergies;

•	difficulties in integrating distinct business operations; and

•	other factors and risks, including those detailed in this Current Report on Form 8-K and under “Risk Factors” in our filings with the SEC.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued December 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: December 7, 2015	By:	/s/ Larry J. Miller
Larry J. Miller
Chairman, President and Chief
Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued December 7, 2015